EXHIBIT 99

NEWS RELEASE

                             CONTACT:   Betsy Brod/Jeff Majtyka
                                        Media: Stan Froelich
                                        Morgen-Walke Associates, Inc.
                                        (212) 850-5600

FOR IMMEDIATE RELEASE

                 CONSOLIDATED GRAPHICS ANNOUNCES COMPLETION OF
                           TUCKER PRINTERS ACQUISTION

        HOUSTON, TEXAS -- APRIL 3, 1997 -- CONSOLIDATED GRAPHICS, INC. (NYSE:
CGX) today announced that it has completed its previously announced acquisition of Tucker Printers, of Rochester, New York. Terms of the transaction were not disclosed.

        The transaction represents Consolidated Graphics' first entry into the Northeastern U.S. market region. Tucker Printers was founded in 1960 and has served many major New York corporations. Tucker will continue to be led by its existing management team, including Kenneth E. Backus, President and Daniel Tucker, Vice President.

        The completion of the Tucker transaction, together with a pending acquisition in Raleigh/Durham, North Carolina, will give Consolidated Graphics 20 printing companies in 15 markets and bring the Company's annualized run-rate revenues to $200 million

        Consolidated Graphics, Inc. is one of the fastest growing printing companies in the United States. It is a consolidator in a fragmented industry that adds value to its acquisitions by providing the financial and operational strengths, management support and technological advantages associated with a larger organization.

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